UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2018

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-585-4200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2018, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Adar Bays, LLC (“Adar Bays”) pursuant to which Adar Bays agreed to purchase three convertible redeemable notes in the aggregate principal amount of $157,500.00 (comprised of the first note being in the amount of $52,500.00, and the remaining two notes in the amounts of $52,500.00 each, each a “Back End Note”). Each Back End Note shall initially be paid for by the issuance of an offsetting $52,500.00 secured note issued to the Company by Adar Bays (a “Buyer Note”), provided that prior to conversion of a particular Back End Note, Adar Bays must have paid off that particular Buyer Note in cash such that the particular Back End Note may not be converted until it has been paid for in cash by Adar Bays.

On May 29, 2018, the Company issued the first of the three notes (the “First Note”). The interest rate under the First Note is 12% per annum and increases to 24% per annum if an event of default occurs. The First Note matures on May 29, 2019.

Under the First Note, Adar Bays may convert all or a portion of the outstanding principal of the First Note into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a fixed conversion price of $0.25 per share. Starting on the six month anniversary of the date the First Note was issued, the conversion price shall be equal to 60% of the lowest trading price of the Common Stock during the 20 prior trading days (including the day upon which a notice of conversion is received). Adar Bays may not convert the First Note to the extent that such conversion would result in beneficial ownership by Adar Bays and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company prepays the First Note within 60 days of its issuance, the Company must pay the principal at a cash redemption premium of 120%, in addition to accrued interest; if such prepayment is made from the 61st day to the 120th day after issuance, then such redemption premium is 130%, in addition to accrued interest; and if such prepayment is made from the 121st day to the 180th day after issuance, then such redemption premium is 140%, in addition to accrued interest. After the 180th day following the issuance of the First Note, there shall be no further right of prepayment.

The foregoing summaries of the terms of the First Note and the SPA are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the First Note, the SPA and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the First Note is incorporated herein by reference. The issuance of the First Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 8.01	Other Events.

As reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2017, on November 21, 2017, the Company borrowed $108,000.00 from JSJ Investments, Inc. (“JSJ”) and issued to JSJ a convertible promissory note in the amount of $108,000.00 with a maturity date of November 21, 2018. The Company paid off this note in full on May 10, 2018, which resulted in a prepayment penalty loss recorded as loss on debt extinguishment of $54,388.00.

As reported in the Company’s current report on Form 8-K filed with the SEC on December 22, 2017, on December 12, 2017, the Company borrowed $128,000.00 from Power Up Lending Group Ltd. (“Power Up”) and issued to Power Up a convertible promissory note in the amount of $128,000.00 with a maturity date of September 20, 2018. The Company paid off this note in full on June 4, 2018, which resulted in a prepayment penalty loss recorded as loss on debt extinguishment of $40,995.00.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Redeemable Note, dated as of May 29, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 29, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2018

NanoFlex Power Corporation

By:	/s/ Dean L. Ledger
Name:	Dean L. Ledger
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Redeemable Note, dated as of May 29, 2018.
10.1	Form of Securities Purchase Agreement, dated as of May 29, 2018.

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